UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

ASIAMART, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30292	88-0405437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

Room 1508 Peninsula Square
18 Sung On Street
Hunghom, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (852) 3580-8805

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Chief Financial Officer and Director

Effective April 20, 2009, Mr. Kwan Pui Wong tendered his resignation as Chief Financial Officer of Asiamart, Inc. (the “Company”).  Mr. Wong also resigned as a director from the board of directors of the Company effective April 20, 2009.

There were no disagreements between Mr. Wong and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Wong and informed him that he may furnish the Company with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provide the respects in which he does not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Wong, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Appointment of Successor Chief Financial Officer

Effective on the same day as Mr. Wong’s resignation, Mr. Man Wai Ma was appointed as the interim Chief Financial Officer of the Company, to serve until his termination or resignation and when his successor is duly elected and qualified.  Mr. Ma’s appointment as interim Chief Financial Officer has been approved by the board of directors of the Company.

Mr. Man Wai Ma, age 39, served as a director for Top C Consulting Limited from 2001 to 2004.  From 1995 to the present, Mr. Ma has served and continues to serve as Secretary of China Flavors and Fragrances Company Limited.  Mr. Ma also serves as the Senior Manager of KL CPA Limited from 2007 to present.  Mr. Ma serves as a director for Macro Wealth Investments (Shenzhen) Limited, and has held such position since 2008.  Mr. Ma holds a degree in accounting from Queensland University of Technology.

Appointment of Directors

Effective April 20, 2009, Mr. Feng Zhang and Mr. Zhong Wei were each appointed as the Company’s directors, to serve until terminated, or he resigns and when his successor is duly elected and qualified.  Mr. Zhang, age 27, worked as the General Manager of Century 21 China Real Estate from 2003 to 2009.  Mr. Wei, age 24, worked as the Managing Director of Century 21 Real Estate from 2005 to 2008.  Mr. Zhang and Mr. Wei’s appointments as directors have been approved by the board of directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to Section 3.1 of the Company’s by-laws, the board of directors is entitled to fix the number of directors on the board to no less than three (3) and no more than seven (7) by resolution of the board.

Effective April 20, 2009, the board of directors increased the number of directors on the board to four members by resolution enacted at a duly called and held meeting of the board.  The Company’s board of directors is now comprised of four directors, including Mr. Chun Shan Yue, Mr. Sau Kwong Leung, Mr. Feng Zhang and Mr. Zhong Wei.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009	ASIAMART, INC. (Registrant)

	By:	/s/ Sau Kwong Leung
Sau Kwong Leung Chief Operating Officer